EXHIBIT 31.4

CERTIFICATION

I, Ellen Scipta, certify that:

1.	I have reviewed this Amendment No. 1 to annual report on Form 10-K/A of Fresh Vine Wine, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 2, 2022	/s/ Ellen Scipta
Ellen Scipta
Chief Financial Officer (Principal Financial Officer)